As filed with the Securities and Exchange Commission on November 4, 2011.
Registration No. 333-_______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CURTISS-WRIGHT CORPORATION
 (Exact Name of Registrant as Specified in Its Charter)

Delaware	13-0612970
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

10 Waterview Boulevard, Parsippany, New Jersey 07054
(973) 541-3700
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrants Principal Executive Offices)

Curtiss-Wright Corporation Employee Stock Purchase Plan (As Amended, effective January 1, 2011) (Full Title of the Plan)

Martin R. Benante
Chairman and Chief Executive Officer
Curtiss-Wright Corporation
10 Waterview Boulevard
Parsippany, New Jersey 07054
(973) 541-3700
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

With copies to:

Paul J. Ferdenzi, Esq.
Curtiss-Wright Corporation
Associate General Counsel and Assistant Corporate Secretary
10 Waterview Boulevard
Parsippany, New Jersey 07054
(973) 541-3752

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒			Accelerated filer ☐
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (a)	Proposed maximum offering price per share(b)	Proposed maximum aggregate offering price(b)	Amount of registration fee

Common Stock, par value $1.00 per share	1,200,000 shares	$33.10	$39,720,000	$4,551.91

(a)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover such additional shares of common stock of the Registrant as may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transaction.

(b)

Pursuant to Rule 457(h)(1) and Rule 457(c) under the Securities Act, the proposed maximum aggregate offering price per share and the proposed maximum aggregate offering price are estimated for the purpose of calculating the amount of registration fee and are based upon the average of the high and low prices of the Registrant’s shares of common stock on the New York Stock Exchange on October 31, 2011.

EXPLANATORY NOTE

          This Registration Statement on Form S-8 is filed pursuant to General Instruction E to Form S-8 for the purpose of registering an additional 1,200,000 shares of common stock, par value $1.00 per share (“Common Stock”), of Curtiss-Wright Corporation (the “Company”) that may be offered and sold under the Curtiss-Wright Corporation Employee Stock Purchase Plan, as amended effective January 1, 2011 (the “Plan”). On May 6, 2011, the Company’s stockholders ratified an amendment to the Plan to increase the aggregate number of shares of Common Stock that may be issued under the Plan by 1,200,000 from 2,000,000 to 3,200,000.

          The contents of the Company’s previously filed Registration Statement on Form S-8 (Registration No. 333-116195), filed on June 4, 2004, with the Securities and Exchange Commission (“SEC”) is incorporated by reference herein and made a part of this Registration Statement to the extent not otherwise amended or superseded by the contents hereof.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

          The documents listed below, which have previously been filed by the Company with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference into this Registration Statement:

(a)	The Company’s Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2010;

(b)	The Company’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2011, June 30, 2011, and September 30, 2011;

(c)

The Company’s Current Reports on Form 8-K filed with the SEC on February 14, 2011 (excluding Item 2.02 and Exhibit 99.1 in Item 9.01(c)), February 15, 2011 (excluding Item 7.01 and Exibit 99.1 in Item 9.01(c)), April 29, 2011 (excluding Item 2.02 and Exhibits 99.1 and 99.2 in Item 9.01(c)), May 12, 2011, May 13, 2011, July 29, 2011 (excluding Item 2.02 and Exhibits 99.1 and 99.2 in Item 9.01 (c)), and October 28, 2011 (excluding Item 2.02 and Exhibits 99.1 and 99.2 in Item 9.01 (c)); and

(d)

The description of the Company’s Common Stock contained in Amendment No. 1, dated May 24, 2005, to the Company’s Registration Statement on Form 8-A, for the registration of the Common Stock pursuant to Section 12(b) of the Exchange Act, and any updates of such description contained in any registration statement, report or amendment thereto of the Company hereafter filed under the Exchange Act.

          All documents that the Company subsequently files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than the portions of those documents not deemed to be filed) after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

Exhibit No.	Exhibit Description

4.1

Second Amended and Restated Rights Agreement, dated as of May 24, 2005, between the Company and American Stock Transfer & Trust Company, as Rights Agent (incorporated by reference to Exhibit 4.1 to Amendment No. 2 to the Company’s Registration Statement on Form 8-A/A, filed on May 24, 2005).

5.1	Opinion of Paul J. Ferdenzi, Esq.*

23.1	Consent of Paul J. Ferdenzi, Esq. (included in Exhibit 5.1 hereto).

23.2	Consent of Deloitte & Touche, LLP, as independent registered public accounting firm.*

24	Power of Attorney (included on signature pages hereto).

99.1

Curtiss-Wright Corporation Employee Stock Purchase Plan (As Amended, effective January 1, 2011) (incorporated by reference to Exhibit C to the Company’s Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 24, 2011).

*Filed herewith

SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Parsippany, and State of New Jersey on the 4th day of November, 2011.

CURTISS-WRIGHT CORPORATION

By:	/s/ Glenn E. Tynan

Glenn E. Tynan
Vice President Finance and Chief Financial Officer

POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Martin R. Benante and Glenn E. Tynan and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, in connection with this Registration Statement, to sign any and all amendments or supplements to this Registration Statement, including any and all stickers and post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, and does hereby grant unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on the 4th day of November, 2011.

Signature	Title

/s/ Martin R. Benante	Chairman, Chief Executive Officer and Director
(Principal Executive Officer)
Martin R. Benante

/s/ Glenn E. Tynan	Vice President Finance and Chief Financial Officer
(Principal Financial Officer)
Glenn E. Tynan

/s/ Glenn G. Coleman	Vice President and Corporate Controller
(Principal Accounting Officer)
Glenn G. Coleman

/s/ S. Marce Fuller	Director

S. Marce Fuller

/s/ Allen A. Kozinski	Director

Allen A. Kozinski

/s/ William B. Mitchell	Director

William B. Mitchell

/s/ John R. Myers	Director

John R. Myers

/s/ John B. Nathman	Director

John B. Nathman

/s/ Robert J. Rivet	Director

Robert J. Rivet

/s/ William W. Sihler	Director

William W. Sihler

/s/ Albert E. Smith	Director

Albert E. Smith

EXHIBIT INDEX

Exhibit No.	Exhibit Description

4.1

Second Amended and Restated Rights Agreement, dated as of May 24, 2005, between the Company and American Stock Transfer & Trust Company, as Rights Agent (incorporated by reference to Exhibit 4.1 to Amendment No. 2 to the Company’s Registration Statement on Form 8-A/A, filed on May 24, 2005).

5.1	Opinion of Paul J. Ferdenzi, Esq.*

23.1	Consent of Paul J. Ferdenzi, Esq. (included in Exhibit 5.1 hereto).

23.2	Consent of Deloitte & Touche, LLP, as independent registered public accounting firm.*

24	Power of Attorney (included on signature pages hereto).

99.1

Curtiss-Wright Corporation Employee Stock Purchase Plan (As Amended, effective January 1, 2011) (incorporated by reference to Exhibit C to the Company’s Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 24, 2011).

*Filed herewith